UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2008

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation Matters:

On December 10, 2008, the Board of Directors (the "Board") of Trinity Industries, Inc. ("Trinity"), upon the recommendation of the Human Resources Committee (the "Committee"), determined that the base salaries of the named executive officers will remain at their current levels during 2009.

The Board, upon the recommendation of the Committee, also determined that commencing with the 2009 Annual Incentive Program, the Exceptional Performance Incentive Program ("EPIP") performance goal and payout level will be eliminated. EPIP has been the short-term cash incentive payout amount that could be earned by named executive officers above the normal maximum payout levels if the EPIP level performance goals were achieved. If EPIP performance levels are achieved for 2008, the named executive officers will receive the applicable payout pursuant to the EPIP.

As a result of eliminating the future opportunity for named executive officers to earn short-term cash compensation above the maximum payout level pursuant to the EPIP, the Board granted stock options exercisable into the following number of shares:

• Timothy R. Wallace, Chairman, Chief Executive Officer and President – 85,000 shares;
• Mark W. Stiles, Senior Vice President and Group President – 45,000 shares;
• D. Stephen Menzies, Senior Vice President and Group President – 45,000 shares;
• William A. McWhirter II, Senior Vice President and Chief Financial Officer – 40,000 shares; and
• S. Theis Rice, Vice President and Chief Legal Officer – 25,000 shares.

The stock options will vest on May 15, 2012. The exercise price was set at 110% of Trinity’s closing stock price on December 10, 2008, or $16.24 per share.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

December 12, 2008	By:	William A. McWhirter II

Name: William A. McWhirter II
Title: Senior Vice President and Chief Financial Officer